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                                  [LETTERHEAD]


                                  April 7, 1997



Consumer Portfolio Services, Inc.
2 Ada
Irvine, California   92618

Re:  Consumer Portfolio Services, Inc.
     Registration Statement on Form S-3
     (File No. #333-21289)
     ----------------------------------

Gentlemen:

     We have acted as special counsel to Consumer Portfolio Services, Inc., a California corporation (the "Company"), in connection with the public offering of up to $40,250,000 aggregate principal amount of the Company's __% Participating Equity Notes due _______________, 2004 (the "Notes"). The Notes are to be issued pursuant to an indenture and a first supplemental indenture, each between the Company and Bankers Trust Company, as trustee (the "Trustee").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement of the Company on Form S-3 (File No. 333-21289) relating to the Notes, filed with the Securities and Exchange Commission (the "Commission") on February 6, 1997, and Amendments No. 1, 2 and 3 thereto filed with the Commission on, respectively, March 4, March 17 and March 28, 1997 (such Registration Statement as so amended, together with the form of prospectus forming a part thereof, being hereinafter referred to as the "Registration Statement"), (ii) the Restated Articles of Incorporation and the Amended and Restated Bylaws of the

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Consumer Portfolio Services, Inc.
April 7, 1997
Page 2


Company, as amended to date, (iii) the form of indenture included as Exhibit 4.1 to the Registration Statement (the "Indenture"), (iv) the form of first supplemental indenture included as Exhibit 4.3 to the Registration Statement (the "First Supplemental Indenture"), (v) the form of the Notes issuable under the Indenture and the First Supplemental Indenture, included as Exhibit 4.2 to the Registration Statement, (vi) the form of the purchase agreement between the Underwriters and the Company, included as Exhibit 1.1 to the Registration Statement, (vii) copies of certain resolutions (the "Resolutions") adopted or to be adopted prior to effectiveness of the Registration Statement by the Board of Directors of the Company relating to the execution of the Indenture and the First Supplemental Indenture, the issuance of the Notes, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (viii) the Form T-1 of the Trustee filed with the Commission pursuant to the Trust Indenture Act of 1939, as amended, included as Exhibit 25.1 to the Registration Statement, and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our determination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


     Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent referred to specifically herein.

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Consumer Portfolio Services, Inc.
April 7, 1997
Page 3


     Based upon and subject to the foregoing, we are of the opinion that when
(i) the interest rate on and the pricing of the Notes have been approved in accordance with the Resolutions; (ii) the Indenture and the First Supplemental Indenture have each been duly executed and delivered; and (iii) the Notes have been duly executed, authenticated in accordance with the terms of the Indenture and the First Supplemental Indenture and delivered by the proper officers of the Company to the purchasers thereof in accordance with the Resolutions against payment therefor, the Notes will be valid and binding obligations of the Company entitled to the benefit of the Indenture and the First Supplemental Indenture and enforceable against the Company in accordance with their terms, except that
(a) such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b)(i) the waiver contained in Section 514 of the Indenture may be deemed unenforceable and (ii) the indemnification provisions contained in Section 607 of the Indenture may be deemed unenforceable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                             Very truly yours,



                                             /s/ Troy & Gould

                                             TROY & GOULD
                                             Professional Corporation